                             SCHEDULE 14A
                            (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities

              Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [ X ]  File No. 0-14703
Filed by a party other than the registrant [   ]

Check the appropriate box:

[   ] Preliminary proxy statement     [   ] Confidential, for use of the
                                            Comission Only, (as permitted
                                            by Rule 14a-6(e)(2))
[ X ] Definitive proxy statement
[   ] Definitive additional materials
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            NBT BANCORP INC.
             (Name of Registrant as Specified in Its Charter)

                          KATHLEEN A. CALISHER
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box)
[ X ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(i)(2) or Item 22 (a)(2) of Schedule 14A.
[   ] $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3)
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
      and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transactions applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:
[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by
      Exchange Act Rule 0-11(a)(2) and indentify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, schedule or registration statement no.:

  (3) Filing party:

  (4) Date filed:

                             NBT BANCORP INC.

                  NOTICE OF ANNUAL STOCKHOLDERS' MEETING


                                                   March 18, 1996
TO THE HOLDERS OF SHARES OF COMMON STOCK:

      NOTICE IS HEREBY GIVEN that pursuant to call of its Directors, the regular annual meeting of stockholders of NBT BANCORP INC. will be held at the Norwich Senior High School auditorium located at Midland Drive, Norwich, New York, on Saturday, April 20, 1996 at 11:00 a.m., for the purpose of considering and voting upon the following matters:

     1. Election of Directors. To fix the number of directors at six and elect the candidates listed in the Proxy Statement dated March 18, 1996.

     2. Ratification of the Board of Directors' action of the selection of independent public accountants for the year 1996.

     3. Transaction of such Other Business as may properly come before the Meeting or any adjournment thereof.




                              By order of the Board of Directors


                              Daryl R. Forsythe
                              President and Chief Executive Officer


                              Joe C. Minor
                              Vice President, Chief Financial
                              Officer and Treasurer




WE URGE YOU TO MARK, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE--WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. ALSO, YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING OR IN OPEN MEETING UPON WRITTEN NOTIFICATION TO THE CHIEF EXECUTIVE OFFICER.

                   [THIS PAGE INTENTIONALLY LEFT BLANK]

                             NBT BANCORP INC.
                           52 SOUTH BROAD STREET
                          NORWICH, NEW YORK 13815


     This Proxy Statement is being furnished by NBT Bancorp Inc. (the "Company"), a Delaware corporation, to its stockholders, in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held at 11:00 a.m., on April 20, 1996 (the "Meeting"), at the Norwich Senior High School auditorium located at Midland Drive, Norwich, New York 13815, and at any adjournments thereof.

     In the course of discussions in this Proxy Statement of recommendations and solicitations of votes, the term "Management" refers to the Board of Directors of NBT Bancorp Inc., unless otherwise required by the context.

     The approximate date on which this Proxy Statement is first being sent or given to stockholders is March 18, 1996.

      A COPY OF FORM 10-K (ANNUAL REPORT) FOR 1995, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST TO JOE C. MINOR, VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER, NBT BANCORP INC., 52 SOUTH BROAD STREET, NORWICH, NEW YORK 13815.

                              PROXY STATEMENT

VOTING, PROXY SOLICITATION AND REVOCATION

     Your proxy is solicited by the Board of Directors for use at the Meeting.

     If the enclosed form of proxy is properly executed and returned prior to or at the Meeting, and if not revoked prior to or at the Meeting, all shares represented thereby will be voted at the Meeting as specified in the proxy by the persons designated therein. Shares represented by such returned, unrevoked proxies which are not marked "AGAINST," "ABSTAIN" or "WITHHELD" will be voted to fix the number of directors at six and "FOR" the election of the nominees and "FOR" ratification of the auditor. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting, but will not be counted as voting with respect to any matter as to which the abstention or non-vote is indicated. The solicitation of proxies will be by mail, but proxies may also be solicited by telephone, telegraph or in person by officers and other employees of the Company. The entire cost of this solicitation will be borne by the Company. Should the Company, in order to solicit proxies, request the assistance of other banks, brokerage houses and other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding the proxies and proxy material to the beneficial owners of such shares. A stockholder may revoke his proxy by a later proxy or by delivery of notice of revocation to the Chief Executive Officer, in writing, at any time prior to the date and time of meeting or in open meeting. Attendance at the Meeting will not in and of itself revoke a proxy.

SHARES ENTITLED TO VOTE

     The Board of Directors has fixed the close of business on March 4, 1996, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote at the Meeting 8,263,867 shares of Common Stock, no par value, stated value $1.00 per share. Each of the outstanding shares is entitled to one vote at the Meeting for all items set forth in the Notice. Shares held by the Trust Division of NBT Bank, National Association ("the Bank" or "NBT Bank, N.A.") as Sole Trustee may not be voted in the election of directors, but may be voted on other matters.

PRINCIPAL BENEFICIAL OWNERS OF COMMON STOCK

     No individual or group of individuals owns of record, or is known to the Company to own beneficially, more than 5% of the Common Stock. However, Cede & Co., a nominee of the Depository Trust Company, held record ownership on behalf of various of its customers on December 31, 1995, of 3,173,270 shares, or 38.4%, of the outstanding shares. The names of the beneficial owners of the shares held by those stockholders are unknown to management. Furthermore, Drof & Company, a nominee for NBT Bancorp Inc. Employee Stock Ownership Plan, held 493,613 shares or 5.97%, of the outstanding shares on December 31, 1995. These shares are voted by individual plan participants.

                             PROPOSAL NUMBER 1

                           ELECTION OF DIRECTORS

     The By-laws of the Company provide that the number of Directors authorized to serve until the next annual meeting of stockholders shall be the number designated at the Annual Meeting and prior to the election of directors by the stockholders entitled to vote for the election of directors at that meeting. The Board has proposed and is requesting the stockholders to approve its proposal that the number of directors of the Company be set at six. Two persons have been designated by the Board as nominees for election at this Meeting and are being presented to the stockholders for election.

     Nominations of candidates for election as directors of the Company must be made in writing and delivered to or received by the President of the Company within ten days after notice of any Stockholders' meeting called for the election of directors. Such notification shall contain the name and address of the proposed nominee, the principal occupation of the proposed nominee, the number of shares of Common Stock that will be voted for the proposed nominee by the notifying stockholder, including shares to be voted by proxy, the name and residence of the notifying stockholder and the number of shares of Common Stock beneficially owned by the notifying stockholder. The directors to be elected at the Meeting shall be determined by a plurality vote of the shares represented in person or by proxy, entitled to vote at the Meeting.

     No person shall be eligible for election or elected as a director who shall have attained the age of 72 years, except for Mr. Everett Gilmour who was granted an exception to age 75 by resolution of the Board of Directors amending the By-laws.

     Nominations not made in accordance herewith may be disregarded by the Chairman of the meeting.

     The By-Laws of the Company permit the Board of Directors by a majority vote, between annual meetings of the stockholders, to increase the number of directors by not more than two members and to appoint qualified persons to fill the vacancies created thereby.

     The By-Laws of the Company provide for a classified Board of Directors. The Board is divided into three equal classes. Each class holds office for a term of three years, but only one class comes up for election each year (except in those cases where vacancies occur in other classes). The persons named below are being proposed as nominees for election as directors for the three-year term expiring at the annual meeting to be held in 1999, and until their successors are elected and qualify. The persons named in the enclosed proxy intend to vote for such nominees for election as directors, but if the nominees should be unable to serve, proxies will be voted for such substitute nominees as shall be designated by the Board of Directors to replace such nominees. It is believed that each nominee is available for election. The names of the nominees for election for the term as shown and certain information as to each of them are as follows:

                                                                                       NUMBER OF
                                     PRINCIPAL OCCUPATION DURING                     COMMON SHARES       PERCENT
                            DATE      PAST FIVE YEARS AND OTHER        DIRECTOR   BENEFICIALLY OWNED    OF SHARES
NAME                      OF BIRTH         DIRECTORSHIPS (a)             SINCE      ON 12/31/95(B)     OUTSTANDING
------------------------------------------------------------------------------------------------------------------
NOMINEES FOR DIRECTORS FOR TERMS EXPIRING IN 1999:
--------------------------------------------------
Peter B. Gregory          05/07/35   Partner, Gatehouse Antiques       1987       46,613 (1)             .56%
                                     Director of the Bank                          6,549 (1)(b)            *
                                       since 1978                                 15,915 (2)(b)          .19%
                                                                                  59,311    (d)          .72%

Paul O. Stillman          01/15/33   Chairman & CEO of                 1986       14,996 (1)             .18%
                                       Preferred Mutual Ins. Co. (c)                 394 (2)(b)            *
                                     Directorships:
                                       Excess Reinsurance Co.;
                                       Preferred Mutual Ins. Co. (c);
                                       Leatherstocking Cooperative
                                         Ins. Co;
                                       National Association of
                                         Mutual Ins. Companies
                                       NBT Bank, N.A. since 1977

DIRECTORS WITH TERMS EXPIRING IN 1997:
--------------------------------------
Andrew S. Kowalczyk, Jr.  09/27/35   Partner--Kowalczyk, Tolles,       1994        1,493 (1)              *
                                       Deery & Johnson, attorneys
                                     Director of the Bank
                                       since 1994

John C. Mitchell          05/07/50   President & CEO of                1994        5,199 (1)              *
                                       I.L. Richer Co.                             2,213 (2)(b)           *
                                       (agri. business)
                                     Directorships:
                                       Preferred Mutual Ins. Co.(c);
                                       NBT Bank, N.A. since 1993

DIRECTORS WITH TERMS EXPIRING IN 1998:
--------------------------------------
Daryl R. Forsythe         08/02/43   President & CEO of NBT            1992        4,630 (1)              *
                                       Bancorp Inc. & the Bank since               8,727 (2)            .10%
                                       January 1995                                  934 (2)(b)           *
                                     Vice President & Manager of                  12,306 (3)            .15%
                                       Simmonds Precision Engine
                                       Systems, a subsidiary of BF
                                       Goodrich Aerospace for 7
                                       years previous thereto
                                     Directorships:
                                       Security Mutual Life Ins.
                                       Co. of NY
                                     NBT Bank, N.A. since 1988

Everett A. Gilmour        05/22/21   Chairman of NBT Bancorp Inc.,     1986       57,651 (1)            .70%
                                       & the Bank since January 1995               2,736 (2)              *
                                     Retired Chairman of NBT                       1,670 (2)(b)           *
                                       Bancorp Inc. for more than
                                       5 years previous thereto
                                     Directorships:
                                       Preferred Mutual Ins. Co.(c);
                                       Deposit Telephone Co.;
                                       NYS Electric & Gas Co.;
                                       Delaware Otsego Corp.;
                                       Norwich Aero Products, Inc.
                                       NBT Bank, N.A. since 1962

                          EXECUTIVE OFFICERS OF NBT BANCORP INC.
                          OTHER THAN DIRECTORS WHO ARE OFFICERS
                                                                                      NUMBER OF
                                           PRESENT POSITION                         COMMON SHARES     PERCENT
                 DATE       DATE OF          AND PRINCIPAL                       BENEFICIALLY OWNED   OF SHARES
NAME           OF BIRTH   EMPLOYMENT   POSITION LAST FIVE YEARS                    ON 12/31/95(B)     OUTSTANDING
-----------------------------------------------------------------------------------------------------------------
Joe C. Minor   10/7/42    3/1/93       Vice President, Chief Financial              38 (1)              *
                                          Officer & Treasurer of NBT               269 (1)(b)           *
                                          Bancorp Inc. since September           7,235 (3)              *
                                          1995
                                        Senior Vice President,
                                         Chief Financial Officer and Treasurer
                                         of the Bank since September 1995
                                        Senior Vice President and Controller
                                          of the Bank 1993-1995
                                        Owner
                                          Public Accounting/Bank Consulting
                                          Firm Charlotte, NC 1983-1993

     All directors and executive officers as a group beneficially owned 208,841 shares as of December 31, 1995, which represented 2.52% of total shares outstanding, including shares owned by spouses and minor children, as to which beneficial ownership is disclaimed, and options exercisable within sixty days.

     NOTES:
     (a) The business experience of each director during the past five years was that typical to a person engaged in the principal occupation listed for each.
     (b) The information under this caption regarding ownership of securities is based upon statements by the individual nominees, directors, and officers and includes shares held in the names of spouses and minor children as to which beneficial ownership is disclaimed. These indirectly held shares total in number 28,146 for the spouses and for minor children. In the case of officers and officer directors, shares of the Company's stock held in NBT Bancorp Inc. Employee Stock Ownership Plan as of December 31, 1995, are included.
     (c) Preferred Mutual Insurance Company, of which Paul O. Stillman is Chairman and Chief Executive Officer and Director, and Everett
          A. Gilmour and John C. Mitchell, are Directors, owns 93,094 shares; Messrs. Stillman, Gilmour, and Mitchell disclaim any beneficial ownership of any such shares.
     (d) Dr. Gregory has Power of Attorney for Virginia Gregory, his mother, but disclaims any beneficial ownership of any such shares.
     (1)  Sole voting and investment authority
     (2)  Shared voting and investment authority
     (3) Shares under option from NBT Bancorp Inc. Stock Option Plan which are exercisable within sixty days of December 31, 1995
     *    Less than .1%

              BOARD MEETINGS AND COMMITTEES OF THE BOARD


     During 1995, there were six meetings of the Board of Directors. Except as noted each member attended at least 75% of the meetings of the Board and those committees on which he served. Paul Stillman attended 67% of Executive Committee Meetings and Compensation Committee Meetings and he attended 50% of Bancorp Meetings. The full Board performed the duties of the Executive Committee. The following committees perform a dual role for the Company and the Bank.

     NOMINATING AND ORGANIZATION COMMITTEE:

          Chairman:  Andrew S. Kowalczyk, Jr.

          Members:   Daryl R. Forsythe
                     Dr. Peter B. Gregory
                     Everett A. Gilmour
                     Dan B. Marshman
                     Paul O. Stillman

     This committee, which met one time during 1995, nominates directors for election for the Company and the Bank. The committee also functions to insure a successful evolution of management at the senior level.

     COMPENSATION AND BENEFITS COMMITTEE:

          Chairman:  Paul O. Stillman

          Members:   Everett A. Gilmour
                     Dr. Peter B. Gregory
                     Andrew S. Kowalczyk, Jr.
                     John C. Mitchell
                     Richard F. Monroe

     This committee has the responsibility of reviewing the salaries and other forms of compensation of the key executive personnel of the Company and the Bank. The committee met eight times in 1995. The committee administers the Company's stock option plans.

     AUDIT, COMPLIANCE AND LOAN REVIEW COMMITTEE:

          Chairman:  John C. Mitchell

          Members:   J. Peter Chaplin
                     Leah Drexler
                     Everett A. Gilmour
                     Dan B. Marshman
                     Richard F. Monroe

       The Audit, Compliance and Loan Review Committee represents the Board of Directors in fulfilling its statutory and fiduciary responsibilities for independent examinations of the Company including monitoring accounting and financial reporting practices and financial information distributed to stockholders and the general public. Further, the committee determines that the Company operates within prescribed procedures in accordance with adequate administrative, operating and internal accounting controls. It also makes recommendations to the Board with respect to the appointment of independent auditors for the following year. This committee met four times in 1995.

     Directors and Executive Officers must, under Section 16(a) of the Securities Exchange Act of 1934, file certain periodic reports of changes in beneficial ownership of Company securities. The Bank endeavors to assist Directors and Executive Officers in filing the required reports. To the Company's knowledge all filing requirements under the Securities Exchange Act were satisfied.

                  COMPENSATION OF DIRECTORS AND OFFICERS

     BOARD OF DIRECTORS FEES

     For 1995, members of the Board of Directors received a $2,000 annual retainer and $600 per Board meeting attended. Board members also received $600 for each committee meeting attended. Chairmen of the committees received $900 for each committee meeting attended. Officers of the Company, who are also Directors, do not receive any fees.

     EXECUTIVE COMPENSATION

     The following table sets forth information concerning the chief executive officer of the Company and the most highly compensated executive officers, other than the chief executive officer, of the Company or the Bank who were serving as executive officers at the end of 1995 and whose total annual salary and bonus exceeded $100,000 for 1995. The table also sets forth information regarding two additional individuals who were executive officers during 1995 and whose annual salary and bonus exceeded $100,000 in 1995.

                              SUMMARY COMPENSATION TABLE

                                                                           LONG TERM COMPENSATION
                                             ANNUAL COMPENSATION            AWARDS      PAYOUTS
                                      ----------------------------------   ----------------------
                                                                           SECURITIES                ALL OTHER
NAME AND                                                   OTHER ANNUAL    UNDERLYING      LTIP    COMPENSATION
PRINCIPAL POSITION           YEAR     SALARY    BONUS(4)  COMPENSATION(5)  OPTIONS(6)     PAYOUTS      (7)
---------------------------------------------------------------------------------------------------------------
Daryl R. Forsythe,           1995(1)  $240,000  $120,000                   30,765          $-0-    $ 13,756
  President and Chief
  Executive Officer of
  the Company and the Bank

Joe C. Minor,                1995(2)  $ 94,154  $ 23,007                    5,355          $-0-    $  7,956
  Senior Vice President,
  Chief Financial Officer
  and Treasurer of the
  Bank and Vice President,
  Chief Financial Officer,
  and Treasurer of the
  Company

James J. McAssey,            1995     $ 90,500  $ 22,210                    5,250          $-0-    $  5,778
  Senior Vice President,
  Operations Division

Deborah H. Allen,            1995     $ 82,000  $ 20,021                    4,725          $-0-    $  6,944
  Senior Vice President,
  Marketing, Sales Admin.,
  and North Country Admin.

Richard I. Linhart,          1995(3)  $124,692  $ 12,000                      -0-          $-0-    $114,632(8)
  Former Executive           1994      150,000    12,173                   10,290           -0-       7,500
  Vice President,
  Chief                      1993      130,000    34,444                    9,812           -0-      11,868
  Administrative and
  Financial Officer and
  Treasurer of the Bank
  and Vice President,
  Chief Financial Officer
  and Treasurer of the
  Company

Frederick H. Weismann,       1995(3)  $116,635  $  11,500                     -0-          $-0-    $139,703(9)
  Former Executive Vice      1994      145,000     11,411                   9,870           -0-       8,253
  President, Chief           1993      125,000     31,761                   9,481           -0-       5,172
  Banking and Credit
  Officer of the Bank

      NOTES:
      (1) Mr. Forsythe's employment with the Company and the Bank commenced effective December 31, 1994.
      (2) Mr. Minor assumed these positions in September 1995. Prior thereto he was Senior Vice President and Controller of the Bank and Assistant treasurer and Chief Accounting Officer of the Company.
      (3) Messrs. Linhart's and Weismann's employment with the Company and the Bank ended in September 1995.
      (4) Represents bonuses under the Company's Executive Incentive Compensation Plan earned in the specified year and paid in January of the following year, except that Messrs. Linhart and Weismann received payment upon their leaving the employ of the Company.
      (5)  Individual amounts, and in the aggregate, are immaterial.
      (6) Grant amount adjusted for the 5% stock dividends in December 1993, 1994 and 1995.
      (7)  In 1995, 1994, and 1993 the Bank contributed  $483,240,
           $420,000, and $765,000, respectively, to the Bank's
           Employees' Stock Ownership Plan ("ESOP"). With the 1995 contribution, the Bank as trustee of the ESOP will purchase shares of Common Stock of the Company at the fair market value on the dates of purchase and will allocate these shares to the accounts of the participants. The amounts shown include the amounts allocated to the named executives. An individual's maximum compensation eligible for the ESOP contribution is $150,000. Includes payments by the Company with respect to the death benefits agreement ($8,348 for Mr. Forsythe), disability agreement ($5,408 for Mr. Forsythe), and matching contributions by the Company or the Bank pursuant to the Company's and Bank's
           Section 401(k) retirement plan.
      (8) Represents payments made to Mr. Linhart pursuant to his September 22, 1995 severance agreement with the Company and the Bank. The amount includes $80,000 in severance and the remainder representing vested benefits under the ESOP Plan and housing costs. In addition, Mr. Linhart is entitled to receive his vested portion of the Company's pension plan in the amount of $660 per month commencing in October 2008.
      (9) Represents payments made to Mr. Weismann pursuant to his September 15, 1995 severance agreement with the Company and the Bank. The amount includes $100,000 in severance and the remainder representing accrued vacation and vested benefits under the ESOP and Section 401(k) retirement plan. In addition, Mr. Weismann is entitled to receive his vested portion of the Company's pension plan in the amount of $532 per month commencing in February 2013.

      OPTION GRANTS INFORMATION

            The following table presents information concerning grants of stock options made during 1995 to each of the executive officers named in the Summary Compensation Table above. All information has been adjusted for the December 1995 Stock
      Dividend.

                                    OPTION GRANTS IN LAST FISCAL YEAR
                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                   AT ASSUMED ANNUAL RATES
                                                                                   OF STOCK PRICE APPRECIATION
                                             INDIVIDUAL GRANTS                     FOR OPTION TERM (2)
                          ------------------------------------------------------   ---------------------------
                             # OF       % OF TOTAL
                          SECURITIES      OPTIONS
                          UNDERLYING    GRANTED TO    EXERCISE
                            OPTIONS    EMPLOYEES IN     PRICE
NAME                      GRANTED(1)   FISCAL YEAR     ($/Sh)    EXPIRATION DATE       5%             10%
----                      ----------   ------------   --------   ---------------   --------        --------
Daryl R. Forsythe         30,765       29.7%          $15.61     February 2005     $302,021        $765,382
Joe C. Minor               5,355        5.2%          $15.61     February 2005     $ 52,570        $133,273
James J. McAssey           5,250        5.1%          $15.61     February 2005     $ 51,539        $130,611
Deborah H. Allen           4,725        4.6%          $15.61     February 2005     $ 46,386        $117,550
Richard I. Linhart(3)     15,435       16.6%          $15.61     February 2005     $151,526        $383,997
Frederick H. Weismann(3)  14,910       16.1%          $15.61     February 2005     $146,372        $370,936

NOTES:
(1) Non-qualified options have been granted at fair market value at the date of grant. Options are 40% vested after one year from grant date; an additional 20% vests each year thereafter. For options granted prior to 1993, 50% vesting occurred at the time of grant and an additional 25% would vest after 30 months and 48 months.

(2) The potential realizable value of each grant of options, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term, at the specified annualized rates. The assumed growth rates in price in the Company's stock are not necessarily indicative of actual performance that may be expected. The amounts exclude the cost by the executive to exercise such options.

(3) Messrs. Linhart and Weismann left the Company in September 1995. As a result, the unvested portion of their option grant lapsed (options to purchase 30,360 shares and 33,358 shares, respectively).

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

      The following table presents information concerning the exercise of stock options during 1995 by each of the executive officers named in the Summary Compensation Table above, and the value at December 31, 1995, of unexercised options that are exercisable within sixty days of December 31, 1995.

                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                    AND FISCAL YEAR-END OPTION VALUES
                                                           NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED  IN-THE-MONEY OPTIONS
                                                           OPTIONS AT FY-END(2)    AT FY-END(2)
                                                           ---------------------   ---------------------
                           SHARES ACQUIRED      VALUE      EXERCISABLE/            EXERCISABLE/
NAME                         ON EXERCISE     REALIZED(1)   UNEXERCISABLE           UNEXERCISABLE
----                       ---------------   -----------   -------------           ---------------
Daryl R. Forsythe             -0-            $   -0-       12,306/18,459           $ 20,213/30,319
Joe C. Minor                  -0-            $   -0-        7,236/ 5,452           $ 20,266/10,577
James J. McAssey              -0-            $   -0-        4,415/ 4,694           $  6,112/ 6,949
Deborah H. Allen              -0-            $   -0-       19,264/ 5,596           $104,261/11,743
Richard I. Linhart(3)      16,436            $91,787          -0-/-0-              $    -0-/-0-
Frederick H. Weismann(3)    7,596            $31,645          -0-/-0-              $    -0-/-0-

NOTES:
(1) Represents difference between the fair market value of the securities underlying the options and the exercise price of the options on the date of exercise.
(2) Represents difference between the fair market value of the securities underlying the options and the exercise price of the options at December 31, 1995.
(3) Messrs. Linhart and Weismann exercised their options during 1995 either to conform to the requirements of the Executive Stock Ownership Plan or upon their ceasing to be employees of the Company.

RETIREMENT PLAN

      The following table presents information with respect to the pension plan of the Company. The table shows estimated annual benefits payable upon retirement in specified compensation and years of service classifications for participants retiring on December 31, 1995.

                                                  YEARS OF PARTICIPATION
                                ------------------------------------------------------
FINAL AVERAGE
EARNINGS                           10 YEARS       20 YEARS      30 YEARS      40 YEARS
-------------                      --------       --------      --------      --------
$15,000          N              $  1,979.00   $   3,994.00   $  6,213.00   $  8,432.00
                 Q                 1,841.00       3,716.00      5,780.00      7,845.00
$25,000          N                 3,353.00       6,657.00     10,355.00     14,053.00
                 Q                 3,119.00       6,193.00      9,634.00     13,074.00
$40,000          N                 5,996.00      11,751.00     18,280.00     24,625.00
                 Q                 5,578.00      10,933.00     17,007.00     22,910.00
$70,000          N                11,632.00      22,985.00     35,754.00     47,799.00
                 Q                10,822.00      21,384.00     33,263.00     44,469.00
$100,000         N                17,305.00      34,218.00     53,228.00     70,973.00
                 Q                16,099.00      31,835.00     49,520.00     66,029.00
$200,000         N                28,587.00      57,524.00     89,481.00    116,732.00
                 Q                26,595.00      53,517.00     83,248.00    108,600.00
$300,000         N                30,897.00      64,432.00     97,966.00    116,732.00
                 Q                28,745.00      59,944.00     91,142.00    108,600.00
$400,000         N                30,897.00      64,432.00     97,966.00    116,732.00
                 Q                28,745.00      59,944.00     91,142.00    108,600.00
$500,000         N                30,897.00      64,432.00     97,966.00    116,732.00
                 Q                28,745.00      59,944.00     91,142.00    108,600.00

N=Normal Form of Benefit for a Single Participant-5 Years Certain and
Continuous.
Q=Normal Form of Benefit for a Married Participant-Qualified Joint and Survivor (50% of benefit payable to spouse at death of Participant). Spouse's age assumed to be equal to Participant's age for above calculations.
Salaries are assumed to increase at a rate of 4% per year from date of hire through date of retirement for above calculations.

     The Company has in effect a non-contributory pension plan for all eligible employees which is self-administered. Eligible employees are those who work in excess of 1,000 hours per year, have completed one year of service and have attained age 21. The plan is qualified under
Section 401(a) of the Internal Revenue Code. Employer contributions to the plan are computed on an actuarial basis using the projected unit credit cost method including amortization of any past service costs over a thirty-year period. Pension costs are funded as accrued. The minimum required and maximum deductible contributions for the plan year ending December 31, 1995, were $326,116 and $426,078, respectively. The plan provides for 100% vesting after five years of qualified service. Earnable compensation for the plan is defined as fixed basic annual compensation, including bonuses, and overtime, but excluding the Company's cost for any public or private employee benefit plan, including this retirement plan, the income from exercise of stock options, and severance. Benefit computations are based on an average final compensation amount which is the average annual earnable compensation during the five consecutive year period in an employee's last ten years of qualified service which produces the highest such average.

      For each year of qualified service an employee will be entitled to a basic plan and an excess annual retirement allowance. The basic annual allowance is equal to 1.75% for service through September 30, 1989, and 1.6% for service from October 1, 1989, through December 31, 1994, and 1.25% thereafter of the Highest Consecutive five year Average Compensation, times the years of creditable service to a maximum of 40 years (30 years maximum service after December 31, 1994) plus an excess annual allowance of .6% of the Excess Compensation which is defined as the excess of the participant's Highest Consecutive five year Average Compensation above the participant's Covered Compensation determined by a table provided by the IRS. The excess benefit is limited to 35 years. The benefits listed above in the pension plan table are subject to any deduction for Social Security or other offset amounts. As of December 31, 1995, the end of the plan year, the executive officers named in the Summary Compensation Table above were credited with the following years of service for purposes of the above table: Daryl R. Forsythe (1), Joe C. Minor (3), Deborah H. Allen (9), and James J. McAssey (2).

      The annual normal retirement benefit of a participant who becomes eligible for benefits shall equal the greater of the amounts described in A and B below, with that sum then reduced by the amount described in C below.

      A.     The sum of (i), (ii), and (iii) below:

             i. The participant's accrued benefit under the predecessor plan as of September 30, 1989.

             ii. For years of benefit service earned after September 30, 1989 and before January 1, 1995, the sum of 1.60 percent of the participant's final average earnings that is in excess of covered compensation for such year of benefit service.

             iii. For years of benefit service earned after December 31, 1994, the sum of 1.25 percent of the participant's final average earnings for each such year of benefit service, plus .60 percent of the participant's final average earnings that is in excess of covered compensation for each such year of benefit service.

      B. The sum of 1.60 percent of the participant's final average earnings for each year of benefit service through December 31, 1994, plus .65% of the participant's final average earnings that is in excess of covered compensation for each year of benefit service through December 31, 1994.

      C. The annual normal retirement benefit payable to the participant from the Retirement Plan of Irving Bank
             Corporation and Affiliated Companies.

             The number of years of benefit service taken into account under the plan shall be limited to the greater of 30, or the number of years of benefit service completed by the participant as of December 31, 1994 (up to a maximum of 40 for the basic benefit and a maximum of 35 for the excess portion of the benefit).

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

      There were no employment contracts between the Company or the Bank and the named executive officers.

CHANGE IN CONTROL CONTRACT

      The Company has entered into a change-in-control contract with Mr. Forsythe. The contract provides in general that, in the event that the Company or the Bank is acquired by another company or any of certain other changes in control of the Company or the Bank should occur and further if within 24 months from the date of such acquisition or change in control Mr. Forsythe's employment with the Company or the Bank is terminated without cause or his salary is reduced or his duties or responsibilities are changed (except in a promotion), he will be entitled to receive severance pay equal to 2.99 times a base amount.
An executive's base amount for these purposes is his average annual compensation includible in his gross taxable income for the five years preceding the year in which the change in control occurs (or, if he has been employed by the Company for less than those five years, for the number of those years during which he has been employed by the Company, with any partial year annualized), including base salary, non-deferred amounts under annual incentive, long-term performance, and profit-sharing plans, distributions of previously deferred amounts under such plans, and ordinary income recognized with respect to stock options. The agreement is effective until December 31, 1997, and is automatically renewed for one additional year commencing at December 31, 1995 and each December 31 thereafter.

SUPPLEMENTAL RETIREMENT BENEFITS

      The Company agreed in January 1995 to provide Mr. Forsythe with supplemental retirement benefits ("SERP"). The SERP will provide that annual supplemental benefits at normal retirement will be equal to 50% of Mr. Forsythe's average base salary and bonuses for the five salary years immediately preceding the date of retirement, less the sum of annual amounts payable to the individual under (a) the Company's pension plan, (b) the Company's ESOP, (c) social security, and (d) the pension plan of former employers, as the case may be. Reduced amounts will be payable under the SERP in the event Mr. Forsythe takes early retirement. Except in the case of early retirement, payment of benefits will commence upon Mr. Forsythe's attainment of age 65. The SERP provides that it shall at all times be unfunded.

DARYL R. FORSYTHE EMPLOYMENT

      Mr. Forsythe was hired effective December 31, 1994 as President and Chief Executive Officer of the Company and the Bank. Mr. Forsythe is employed at will without an employment contract at an annual salary of $240,000. As an executive officer, Mr. Forsythe is eligible to participate in the Company's and the Bank's various employee benefit plans, including the Executive Incentive Compensation Plan, the Stock Option Plan, the retirement plan, the ESOP, and the various health, disability, and life insurance plans. The Company and Mr. Forsythe have entered into a wage continuation plan which provides that during the first three months of disability Mr. Forsythe will receive 100% of his regular wages reduced by any benefits received under social security, workers' compensation, state disability plan or any other government plan or other program, such as group coverage, paid for by the Bank. Additionally, if the disability extends beyond three months, Mr.
Forsythe will receive payments of $7,000 per month under an insurance policy with New England Mutual Life Insurance Company. The annual cost of the policy is $5,408. Mr. Forsythe and the Company have entered into a death benefits agreement. The policy is a split-dollar life insurance policy on Mr. Forsythe's behalf in the face amount of $800,000. The Company is the owner of the policy. Upon Mr. Forsythe's death, his named beneficiary will receive $600,000 from the policy's proceeds, while the Company will receive the remainder. Upon termination of the death benefits agreement (e.g., upon termination of Mr. Forsythe's employment), Mr. Forsythe is required to transfer all of his right, title, and interest in the policy to the Company. The Company pays the premium on the policy, 75% of the cost being attributable to Mr. Forsythe and is reflected in the Summary Compensation Table above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of the members of the Company's Compensation and Benefits Committee has ever been an officer or employee of the Company or the Bank or had any relationship during 1995 with the Company or the Bank other than as discussed under "Related Party Transactions," below.

      During the fiscal year ending December 31, 1995, no executive officer of the Company or the Bank (a) served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation and Benefits Committee of the Company, or (b) served as a director of another entity, one of whose executive officers served on the Compensation and Benefits Committee of the Company, or (c) served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

      No interlocks exist between Company compensation committee and directorship of other companies.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The primary responsibility of the Compensation Committee (``Committee'') is to design, implement, and administer all facets of the compensation and benefits programs of the Company for all employees. The Committee is composed entirely of outside directors. The Committee approves participants who are eligible for the Executive Incentive Compensation Plan, sets the Plan targets for each year and approves payouts thereon, awards stock option grants, approves the annual contribution to the Employee Stock Ownership Plan for all employees, approves executive compensation, annually reviews the performance of the CEO and recommends the CEO compensation package to the Board. Actions of the Committee are presented to the Board of Directors for approval. The Committee has been particularly active in the past several years in ensuring that executive compensation, among other things, is aligned to shareholder interests. The objective of the Company's executive compensation program is to develop and maintain executive reward programs which contribute to the enhancement of shareholder value, while attracting and retaining key executives who are critical to the long-term success of the Company. It is expected that total compensation will vary annually, based on Company and individual performance.

      The Compensation Committee retains the services of an executive salary and benefits consultant, who is independent and unassociated with the Company, the CEO, or any member of the Board or management to assist in setting the total compensation package of senior management. To assist the Committee in fulfilling its responsibilities, the independent consultant provides advice and guidance directed toward ensuring that the Board's practices are consistent within the industry, consistent with and in support of the goals and objectives of the Company and fairly applied throughout the Company.

      The Committee believes it is critical to the ongoing success of the Company that its executives continue to be among the most highly qualified and talented available to lead the organization in the creation of shareholder value. In support of this objective, the philosophy of the Committee in approving and recommending executive compensation is based on the following criteria:

* Design a total compensation package that includes a base salary, an annual incentive plan that is linked to shareholder interests, and a stock option plan that encourages share ownership and is also linked with shareholder interests.

* Set base salaries that are commensurate with the individuals' responsibility, experience, and contribution to the Company.

* Ensure that salaries are competitive within the industry so as to be able to attract and retain highly qualified executives.

*     Promote a pay for performance culture.


      The Company's executive compensation program, discussed in detail below, is made up of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives, and stock option grants. The Committee and the management of the Company believe that variable compensation should be based both on short-term and long-term measurements and be directly and visibly tied to Company performance, so that, while introducing appropriate risk in the payout levels, promotes a pay for performance culture within the executive team.

      In reviewing executive compensation, the Committee considers a variety of factors including past performance and the Board's expectations for improvement in the future. The CEO and the Senior Management Team review executive compensation throughout the year. The CEO presents recommendations for compensation for the Senior
Management Team to the Committee each year prior to year-end for their approval. The Committee annually reviews the CEO's performance against pre-established goals and with respect to the performance of the Company. Improvements in historical measures such as ROA, ROE, profit improvement, non-performing assets to total assets and net non-interest expense to total expense are considered in the Committee's assessment of performance. During 1995, all of these measures improved. For instance ROA and ROE rose from .64% and 6.53% to .9% and 9.18%, respectively, improvements of over 40%. Maintenance of sound asset quality resulted in the Company's being able to take full advantage of the 1995 reduction in FDIC insurance, thus reducing the rate from $.23/$100 to $.04/$100 by year-end. The Committee also considers growth and in 1995 the Company grew its assets from $1.04 billion to $1.1 billion primarily due to the acquisition in the 4th quarter of three Community Banking System branches. The Company maintained safety and soundness and once again received a "blue ribbon" and "five star" ratings by outside agencies. The Company maintained its satisfactory ratings from regulatory examinations as well.

BASE SALARY. Although not specifically weighted, the performance of each executive, the level of responsibility, and current inflationary indices were considered in establishing base salaries for executive officers. Salary ranges have been established with the assistance of the salary and benefits consultant and are based upon responsibility, experience, and individual performance. Mr. Forsythe receives an annual salary of $240,000. No written employment agreement has been entered into between the Company or the Bank and Mr. Forsythe. In determining Mr. Forsythe's salary, the Committee took into consideration the salaries of CEO's of similar-sized banks, the salaries of the previous two CEO's and the recommendations of the salary consultant. Further, the Committee believing Mr. Forsythe would provide the vision and leadership necessary for the Bank to be successful, determined that some inducement would be necessary to attract Mr. Forsythe to the Bank.

      The Committee realizes that a strong and experienced management team is vital in assisting Mr. Forsythe in achieving the corporate goals of the Company.

EXECUTIVE INCENTIVE COMPENSATION PLAN. The Committee, working with an outside salary and benefit consultant designed the current incentive plan that would link the payout with shareholder interests. The Plan is reviewed annually by the Committee. Upon implementation of the Plan for 1992, the Board of Directors terminated the One-Year and Three-Year Incentive Plans and installed an annual Executive Incentive Compensation Plan ("EICP") that is more closely linked to shareholder value. There are three components to the potential award within the
Plan: Return on Assets, Return on Equity, and the dollar increase in net income over the prior year. The Plan has a minimum Return on Assets achievement before any payout is possible. There are participating levels within the plan which range from the maximum payout being 35% of salary for Level I to 15% of salary at the lowest level. Each level has a corporate performance component and an individual performance component. At the highest level the corporate component is 75% and the personal component is 25% to 25% corporate component and 75% personal component at the lowest participating level. The Committee sets "stretch" targets in order to achieve the maximum payout.

      As part of executive incentive compensation, a Senior Executive Incentive Compensation Plan (SEICP) was approved by the Committee for the President and two Executive Vice Presidents. At December 31, 1995, President Forsythe was the only participant in the SEICP. The Plan provided for a maximum payout of 70% of salary with the range of the bonus awarded being based on corporate performance. Mr. Forsythe's bonus earned in 1995 of $120,000 or 71% of the maximum potential payout was in accordance with the Company's 1995 performance. The bonus was paid in 1996.

      Other executives receiving bonuses were evaluated based on comparisons to predetermined corporate and personal goals. Each officer achieved a majority of their goals and were comparably rewarded.

STOCK OPTION PLAN. In order to provide long-term incentives to key employees, including executive officers, to encourage share ownership by key officers, and to retain and motivate key officers to further shareholder returns, the Company has a Stock Option Plan. The Committee believes that stock options, which provide value to participants only when the Company's shareholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The number of options currently held by an officer is not a factor in determining individual grants. The value of stock options granted in 1995 ranged from 200% of base compensation at the CEO level down to 50% of base compensation. "Value" is determined by multiplying the number of options granted by the fair market value of the Company's Common Stock which underlies such options on the date of the grant.
With respect to the options granted in 1995 to the CEO and to all other executive officers, the Committee in making the awards considered the various factors referred to above, especially the positive growth of the Company, its financial condition, and profitability. The Committee did not apply any specific weighing to the factors considered. The number of options which the Committee granted to the officers was based upon individual performance and level of responsibility, subject to Committee-imposed restrictions. The Committee determined that the award level must be sufficient in size to provide a strong incentive for participants to work for long-term business interests of the Company, thereby creating additional shareholder value resulting from the appreciation of the Company's stock, and to become significant owners of the Company. Options are granted at the fair market value of the Company's stock at the time of grant. Under the 1993 Plan, options vested at the rate of 40% after one year of date of grant and an additional
20% each year thereafter. Since an option only gives the officer the right to buy these option shares at a fixed price over a future period, the compensation value is derived by the incentive to increase shareholder value in the future; hence, the motivation to improve the Company's performance.

MEMBERS OF THE COMPENSATION AND BENEFITS COMMITTEE

Paul O. Stillman - Chairman
Everett A. Gilmour
Dr. Peter B. Gregory
Andrew S. Kowalczyk, Jr.
John C. Mitchell
Richard Monroe

PERFORMANCE GRAPHS

      The following graph compares the cumulative total shareholder return (i.e., price change, reinvestment of cash dividends and stock dividends received) on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market (US Companies) Index and the Index for NASDAQ Financial Stocks. The stock performance graph assumes that $100 was invested on December 31, 1990. The graph further assumes the reinvestment of dividends into additional shares of the same class of equity securities at the frequency with which dividends are paid on such securities during the relevant fiscal year. The yearly points marked on the horizontal axis correspond to December 31 of that year. Each of the referenced indices is calculated in the same manner. All are market-capitalization-weighted indices, so companies judged by the market to be more important (i.e., more valuable) count for more in all indices.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG NBT BANCORP INC., THE INDEX FOR NASDAQ FINANCIAL STOCKS, AND THE NASDAQ STOCK MARKET (US COMPANIES) INDEX.

                     Five Year Cumulative Total Return

[FOLLOWING IS A TABULAR PRESENTATION OF DATA POINTS FOR THE GRAPH WHICH
              APPEARS HERE IN THE PAPER COPY]
Measurement      NBT       NASDAQ         NASDAQ
Period (Fiscal   BANCORP   Financial      Market Index
Year Covered)    INC.      Stocks Index   (US Companies)
--------------   -------   ------------   --------------
4Q90             $100      $100           $100
1Q91             $ 91      $122           $129
2Q91             $ 90      $132           $127
3Q91             $ 84      $145           $141
4Q91             $ 88      $156           $157
1Q92             $ 89      $173           $162
2Q92             $107      $185           $151
3Q92             $113      $191           $156
4Q92             $122      $220           $181
1Q93             $142      $240           $185
2Q93             $143      $232           $188
3Q93             $150      $253           $204
4Q93             $166      $249           $208
1Q94             $160      $243           $199
2Q94             $152      $258           $189
3Q94             $148      $261           $205
4Q94             $161      $240           $201
1Q95             $157      $264           $219
2Q95             $160      $291           $251
3Q95             $164      $333           $281
4Q95             $184      $354           $284

     On March 17, 1992, the Company listed its Common Stock on the NASDAQ National Market System. Prior to this listing the Company's Common Stock was traded on the over-the-counter ("OTC") "pink sheets". Since the listing, the number of market makers who are active in trading the Company's stock has increased from three to eleven. The Company believes that by its being listed on the NASDAQ system its shareholders have a more readily accessible market to buy or sell the Company's stock. Many of the Company's peers are also listed on this exchange. The graph below represents the cumulative total returns of the Company's stock compared with the NASDAQ Stock Market (US Companies) and the Index for NASDAQ Financial Stocks since March 17, 1992, the date the Company first began trading on the NASDAQ National Market System. For purposes of the graph below, the NASDAQ indices were set to $100 on March 17, 1992.

           Cumulative Total Return Since NASDAQ listing 3/17/92

[FOLLOWING IS A TABULAR PRESENTATION OF DATA POINTS FOR THE GRAPH WHICH
              APPEARS HERE IN THE PAPER COPY]
Measurement      NBT       NASDAQ         NASDAQ
Period (Fiscal   BANCORP   Financial      Market Index
Year Covered)    INC.      Stocks Index   (US Companies)
--------------   -------   ------------   --------------
1Q92             $100      $100           $100
2Q92             $119      $107           $ 93
3Q92             $118      $109           $ 96
4Q92             $127      $127           $112
1Q93             $148      $138           $114
2Q93             $149      $134           $117
3Q93             $157      $146           $126
4Q93             $173      $144           $129
1Q94             $167      $140           $123
2Q94             $158      $149           $117
3Q94             $154      $151           $127
4Q94             $169      $139           $125
1Q95             $165      $151           $135
2Q95             $168      $166           $155
3Q95             $172      $188           $173
4Q95             $193      $200           $174

EMPLOYEES' STOCK OWNERSHIP PLAN

      The Company sponsors a non-contributory, IRS qualified Employees' Stock Ownership Plan. The plan is administered by the Bank and plan investments are primarily in the Company's Common Stock. The stock is voted by the plan's Trustees only as participants direct the Trustees to vote by properly executing a proxy. At December 31, 1995, the plan owned 493,613 shares of the Company's Common Stock, 5.97% of total shares outstanding.

      Employees eligible to participate in the plan are those who work in excess of 1,000 hours per year, have completed one year of service and have attained age 21. The plan provides for partial vesting of an employee's interest in the plan at approximately 20% per year, with 100% vesting being achieved after five years of qualified service.

      Discretionary contributions, as determined annually by the Board of Directors, are made by the Company to a separate trust for the benefit of the participating employees. Annual contributions may not exceed amounts deductible for Federal income tax purposes. Employer contributions are allocated among all participants in proportion that each participant's compensation for the plan year bears to the total compensation of all participants for the plan year. (Compensation for the plan is defined as fixed basic annual compensation, including bonuses, overtime and other taxable compensation, but excluding stock options and the Company's cost for any public or private employee benefit plan, including the retirement, executive incentive compensation and ESOP plans.) The Board of Directors may amend the plan at any time.

      The value of a participant's account is the total of allocated employer contributions, plus the earnings on those contributions, plus or minus any gain or loss on the investment of the contributions.

      Normal retirement age under the plan is 65. The plan also provides for early retirement at age 55 and disability retirement at any age. In the event a participant dies before retiring under the plan, the value of his account in the plan will be paid to his beneficiary.

      A participant's retirement benefit under the plan is the value of his account at the date of retirement. Effective January 1, 1985, the normal form of retirement benefit for a married employee is a joint and survivor annuity; for an employee who is not married, a lump sum distribution of cash. Other available retirement options are: 1) installment payments of cash and 2) distribution of the account value in employer securities, both subject to obtaining spousal waivers.

      As a qualified plan (under current law) employer contributions and plan earnings are not currently taxed to employees; retirement benefits will be taxable to employees when received from the plan.

      In 1995 the Company made a contribution of $483,240 to the plan. The Summary Compensation Table above reflects payments made to the Company's named executive officers under the plan.

401(K) PLAN

      The Company and the Bank have adopted a Section 401(k) retirement plan. All employees of the Company and the Bank are eligible to participate in the plan after one year's service, are at least 21 years of age, and complete 1,000 hours of service during the year. The plan provides that any employee may elect to defer up to 15% of salary for retirement (subject to a maximum limitation of $9,240) and that the Company or the Bank will provide a matching contribution of 50% of the first 4% of the employee's deferred amount. In 1995, the Company or the Bank provided matching contributions to Mr. Forsythe of $-0-, Mr. Minor of $1,883, Mr. McAssey of $1,810, Ms. Allen of $1,640, Mr. Linhart of $-0-, and Mr. Weismann of $2,385. These payments are reflected in the Summary Compensation Table.

STOCK OPTION PLAN

      The Board of Directors adopted Stock Option Plans in 1986 and in 1993, which were subsequently approved by the Company's stockholders at the 1987 and 1993 Annual Meetings, respectively. The purposes of the plans are to encourage ownership of capital stock of the Company by officers and other key employees of the Company and its subsidiaries in order to help the Company attract and retain in its service persons of exceptional competence, to furnish added incentives for them to increase their efforts on behalf of the Company, and to gain for the Company the advantages inherent in key employees having an ownership interest in the Company. Pursuant to the approval of the 1993 Stock Option Plan, the 1986 plan was "frozen" and no new options or stock appreciation rights may be granted under that plan.

      Options may be issued to full-time key employees (officers, whether or not they are Directors, and Directors who are also employees, including, but not limited to, President, Chief Executive Officer, Branch Manager, Department Head or Division Manager) of the Company or any subsidiary. Any employee of the Company or any subsidiary may be determined to be a key employee and may be granted an option at the discretion of the Board of Directors.

      The Plan permits the grant of either non-qualified stock options or incentive stock options as determined by the Board of Directors. The grants, when exercised, may not exceed any limit specified by the Internal Revenue Code, Section 422A, or $100,000 annually, whichever is smaller, in the event that the optionee has incentive stock options.

      The exercise price and expiration dates with respect to each option are determined by the Compensation and Benefits Committee, but in no event may the price be less than 100% of the fair market value of the Company's Common Stock. "Fair Market Value" is defined as the average between the highest and lowest quoted selling prices of the Common Stock on the National Market System of NASDAQ on the date of grant with respect to incentive stock options, and on the five preceding trading days prior to the grant with respect to nonqualified options. Payment of the exercise price may be made by check or, with the consent of the Company, by delivery of shares of Common Stock of the Company, having fair market value equal to the exercise price or by the purchaser's fully-secured promissory note, bearing interest at such rate as may be determined by the Board of Directors. No option may be transferred, and each option is exercisable only by the optionee during its term in accordance with the provisions of the grant, provided he is currently employed by, or retired from, the Company or one of its subsidiaries. In the event that an optionee dies or becomes permanently disabled, an option will become exercisable in full on the date of death or determination of disability, and such option will remain exercisable by the optionee or his legal representative for six months after the date of death or disability. In the event that an optionee's employment by the Company is terminated for reasons other than retirement, disability or death, an option may be exercised within thirty days of termination of employment to the extent that it was exercisable at the date of such termination. No option granted under the Plan may extend for a period exceeding ten years from the date of the grant, and the Committee will determine the sequence in which grants may be exercised.

      The Plan is administered by the Compensation and Benefits Committee. The Board may, in its discretion, at any time, or from time to time, while the Plan is operative, make changes therein or amendments thereto without stockholder approval which, in its opinion, are not inconsistent with the purpose of the Plan, including, but not limited to, changes in the allocation of benefits which may increase the cost to the Company. The Plan contains provisions for adjustments in the event of stock splits, stock dividends and similar changes.

      As of December 31, 1995, 593,942 shares of the Company's Common Stock have been reserved for issuance under the Plan. In 1995, non-qualified options, which expire in 2005, for 103,530 shares were granted to 17 key employees, at option prices of $15.61 to $15.54. Options for 181,105 shares were outstanding at December 31, 1995 with option prices ranging from $9.46 to $16.10 per share for all officers as a group. All options were at 100% of fair market value as of date of the grant. Options and option prices have been adjusted for all stock dividends to date.

      Under current law, a participant who received non-qualified stock options or incentive stock options, will not realize any income, nor will the Company receive a deduction, for Federal income tax purposes, in the year of the grant. Ordinary income will be realized by the recipient of an option at the time shares are transferred, or cash paid to him, pursuant to his exercise of a non-qualified stock option. In the case of a non-qualified stock option, the amount of such income will be equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise.

EXECUTIVE INCENTIVE COMPENSATION PLAN

      The Company adopted, effective January 1, 1992, an Executive Incentive Compensation Plan (hereinafter, the "Plan") to promote individual motivation for the achievement of the Company's financial and operating objectives and to aid in attracting and retaining highly qualified personnel. Pursuant to the Plan, officers of the Bank are eligible to receive cash in the event certain performance criteria are satisfied. The operation of the Plan is predicated on the Bank's attaining and exceeding management performance goals. The goals consist of return on average assets, return on stockholders' equity, and profit improvement. Unless a participant elects to have all or a portion of his award deferred, distribution of awards will be made in cash during the first quarter after year-end. All distributions must be approved by the Compensation and Benefits Committee. This Committee has broad discretion in determining who will be eligible to receive incentive compensation awards and has full power and authority to interpret, manage, and administer the Plan. The Plan provides that the President and Chief Executive Officer of the Company will recommend to the Committee the amounts to be awarded to individual participants. The President and Chief Executive Officer may also recommend a change beyond the formula to a bonus award to a participant. The Committee has the authority to amend such recommendation.

      Bonus awards are made pursuant to an established formula. An employee will be placed into a particular level, according to the participant's office and responsibility. Depending upon the particular level, the award will range from 0% to 15% of the participant's regular salary at the lowest level to 0% to 70% of the salary at the CEO level. The formula provides that the financial criteria necessary for plan operation consist of return on average assets, return on equity, and profit improvement. Incentive distributions will be based upon attainment of corporate performance goals to establish the total awards. The total awards, in turn, will be determined by reference to both corporate and individual components. The corporate component will be determined by attainment of corporate goals (as established by the committee) and the individual component will be determined by attainment of individual goals (objectives mutually agreed upon between participants and the division head and approved by the Chief Executive Officer). The corporate component will range from 100% for the highest level (the President and Chief Executive Officer) to 25% for the lowest level, whereas the individual component will range from 0% for the highest level to 75% for the lowest level.

      The Plan also provides that, in order that the Chief Executive Officer will own such number of shares of Company Common Stock as will equal at the end of 5 years twice his current base salary and that the executive vice presidents will own that number of shares of Company Common Stock as will equal their respective current base salary at the end of 5 years, the particular officer may utilize 50% or more of his bonus awarded under the Plan in a particular year for the purchase of Company Common Stock.

      The amount of incentive compensation awards to the individuals named in the Summary Compensation Table is included in the "Bonus" column of that table. Payments of bonuses for 1995 pursuant to the Plan were made January 1996.

PERSONAL BENEFITS

      During the past fiscal year, no director, officer or principal stockholder or members of their respective families received any banking services or other benefits, including use of any staff, facilities or properties of the Company, not directly related to job performance and not generally available to all employees of the Company. Health insurance and group life insurance are routinely provided all staff members.

RELATED PARTY TRANSACTIONS

      The Bank has had, and expects in the future to have, transactions in the ordinary course of business with directors and officers of the Company and the Bank on the same terms as those prevailing at the time for comparable transactions with others. The Bank has extended credit to its directors and officers and their business interests. The total of these loans was $1,631,403, $3,330,297, and $3,932,537 at December
31, 1993, 1994, and 1995, respectively, representing 1.7%, 3.4%, and 3.6% of equity capital at those dates. The highest aggregate amounts outstanding on such loans during 1993, 1994, and 1995 were $1,794,037, $4,189,790 and $4,650,773 which represented 1.9%, 4.3% and 4.3% of equity capital at those interim dates.

      All outstanding loans made by the Bank to such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, do not present more than normal risk of collectability or present other unfavorable features. Based upon the information available to it, the Bank does not consider that any of the officers or directors of the Bank or the Company had a material interest in any transactions during the last year, except as stated above, or have such an interest in any proposed transactions.

     The law firm of Kowalczyk, Tolles, Deery and Johnston, of which Director Andrew S. Kowalczyk, Jr. is a partner, performs legal services for the Bank from time to time. Payments for services for 1995 totalled $92,573. These services occur in the ordinary course of business and at the same terms as those prevailing for comparable transactions with other law firms.

                             PROPOSAL NUMBER 2

     PROPOSAL TO RATIFY THE BOARD OF DIRECTORS ACTION IN SELECTION OF
              KPMG PEAT MARWICK AS AUDITOR FOR THE COMPANY

      The Board of Directors upon the recommendation of the Audit, Compliance and Loan Review Committee has appointed KPMG Peat Marwick as independent public accountants of the Company to examine the financial statements for the fiscal year ending December 31, 1996. KPMG Peat
Marwick has served as the Company's independent public accountants since January 1987. Ratification of such employment will require the affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and entitled to vote. The Board of Directors recommends a vote FOR Proposal Number 2. In the event the stockholders fail to ratify this employment, it will be considered as a directive to the Board of Directors to select other auditors for the current year.

      Representatives of KPMG Peat Marwick are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

      Management anticipates mailing the proxy materials for the 1997 Annual Meeting on or about March 14, 1997. If any security holder wishes a proposal to be considered for inclusion in the 1997 Proxy Statement, this material must be received by the Chief Executive Officer no later than November 15, 1996.

OTHER MATTERS

      Management does not know of any other matters which may come before the Meeting. However, if any matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with the recommendations of the Board of Directors. It is important that proxies be returned promptly. Therefore, the stockholders who do not expect to attend in person are urged to mark, date, sign and return the enclosed proxy in the accompanying postage paid envelope.


                                By Order of the Board of Directors


                                Daryl R. Forsythe
                                President and Chief Executive Officer


                                Joe C. Minor
                                Vice President, Chief Financial Officer
                                and Treasurer

Dated:  March 18, 1996

                  [THIS PAGE INTENTIONALLY LEFT BLANK]

            PROXY FOR 1996 ANNUAL MEETING OF NBT BANCORP INC.

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

KNOWN ALL MEN BY THESE PRESENTS that I (we), the undersigned Stockholder(s) of NBT Bancorp Inc. (the "Company"), do hereby nominate, constitute and appoint John R. Huhtala and Josephine F. Johnson or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of said Company, standing in my name on its books March 4, 1996, at the Annual Meeting of its Stockholders to be held at Norwich Senior High School, Midland Drive, Norwich, New York 13815 on April 20, 1996, at 11:00 a.m., or at any adjournments thereof, with all the powers the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BELOW. IN THE ABSENCE OF ANY DIRECTION, THE SHARES REPRESENTED HEREBY SHALL BE VOTED TO FIX THE NUMBER OF DIRECTORS AT SIX, FOR THE ELECTION OF THE NOMINEES LISTED, AND FOR RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

Comments/Address Changes:  ___________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

       Please mark your
[ X ]  votes as in this
       example.

                                         FOR ALL       WITHHOLD FROM
                                         NOMINEES       ALL NOMINEES

1) Election of Directors.                  [   ]            [   ]
   Fix the number of Directors
   at six and the election of
   nominees listed at right:

IF YOU DO NOT WISH YOUR SHARES
VOTED "FOR" A PARTICULAR NOMINEE,
DRAW A LINE THROUGH THAT PERSON'S
NAME AT RIGHT.

NOMINEES:
Peter B. Gregory
Paul O. Stillman

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE NOMINEES.

                                FOR           AGAINST          ABSTAIN
2) Approval of the             [   ]           [   ]            [   ]
   appointment of
   KPMG Peat Marwick
   as Auditor of the
   Company for 1996.
   THE BOARD OF DIRECTORS
   RECOMMENDS A VOTE FOR
   APPROVAL.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any adjournment or postponement thereof.

Mark box at right if comments or
address change have been noted on the   [   ]
reverse side of this card.

SIGNATURE __________________________DATE_________

SIGNATURE __________________________DATE_________

NOTE: Please sign exactly as name appears hereon. Joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.